UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) May 14, 2004


                           BIOPHAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                   0-26057              82-0507874
-----------------------------    -------------          -----------
(State or other jurisdiction      (Commission         (I.R.S. Employer
      of incorporation)           File Number)       Identification No.)


        150 LUCIUS GORDON DRIVE,  SUITE 215
            WEST HENRIETTA, NEW YORK                     14586
      ---------------------------------------          ---------
      (Address of principal executive offices)         (Zip code)


                                 (585) 214-2441
                            -------------------------
                         (Registrant's telephone number)

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Item 9. Regulation FD Disclosure

On May 14, 2004, the Company agreed to acquire a 51% ownership interest in TE-Bio, LLC ("TE-Bio") and to perform certain services for TE-Bio (the "Agreement"). The Agreement provides for the Company to invest $300,000 per year in TE-Bio for a period of three years. In addition, the Company will provide certain administrative, marketing and R&D services to TE-Bio.

TE-Bio is working with technology based on a patented innovation developed by Biomed Solutions, LLC in the utilization of thermoelectric materials, using nanoscale-based, thin-film materials to convert thermal energy produced naturally by the human body into electrical energy. The resulting power may then be used to "trickle charge" batteries for medium-power devices such as defibrillators, or directly power low-energy devices like pacemakers. TE-Bio is developing an implantable power system that has the potential to provide as much as a 30-year life -- a five-fold increase in service life compared to existing technology. Since medical devices are implanted in young patients, the combination of the TE-Bio technology and extended medical device life may reduce the number of replacement implants needed throughout a patient's life.

The Company will assist TE-Bio in pursuing R&D agreements with other companies involved in thermoelectric research and identifying potential sources of government sponsored R&D.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BIOPHAN TECHNOLOGIES, INC.
                                        --------------------------
                                                (Registrant)


Date   5/18/2004                        /s/ Robert J. Wood
    ----------------                    --------------------------
                                                (Signature)

                                        Robert J. Wood
                                        CFO, Treasurer
                                        (Principal Financial Officer)